 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2013

QUALSTAR CORPORATION

(Exact name of registrant as specified in its charter)

California	000-30083	95-3927330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990-B Heritage Oak Court, Simi Valley, CA	93063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (805) 583-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Article III, Section 2 of Qualstar’s Bylaws provides for a Board of Directors consisting of not less than five nor more than nine directors, and that the exact number of authorized directors may be fixed, within those limits, by an amendment to that bylaw or by a resolution duly adopted by the Board of Directors or the shareholders.  At a meeting of Qualstar’s Board of Directors duly held on May 7, 2013, the Board adopted a resolution to increase the exact number of authorized directors from six to seven, thereby creating one vacancy on the Board.  The Board then unanimously elected Mr. Gerald J. Laber to fill the vacancy on the Board, effective May 8, 2013.

A press release announcing the appointment of Mr. Laber to the Board was issued on May 10, 2013, and a copy is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release issued May 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

May 13, 2013	By:	/s/ Lawrence D. Firestone
Lawrence D. Firestone
Chief Executive Officer and President